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                                   EXHIBIT 6


                                    CONSENT

   In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, Firstar Bank of Minnesota, N. A., hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated:  October 15, 1996

                                       FIRSTAR BANK OF MINNESOTA, N. A.


                                       ________________________________
                                              Frank P. Leslie III
                                              Vice President